Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814
PH 301.941.1500, FX 301.941.1553
www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES REPORTS SECOND QUARTER 2013 RESULTS
Announces second quarter RevPAR growth of 6.7% (excluding Park Central) and third quarter dividend increase of 40% to $0.28

BETHESDA, MD, July 17, 2013 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended June 30, 2013. The Company's results include the following:

	Second Quarter		Year-to-Date
	2013	2012	2013	2012
	($'s in millions except per share/unit data)

Entire Portfolio (Including Park Central Hotel)
Total Revenue	$263.6	$242.1	$455.3	$414.4
EBITDA(1)	$91.6	$79.7	$131.4	$109.9
Adjusted EBITDA(1)	$93.1	$85.3	$132.9	$119.3
FFO(1)	$68.7	$56.1	$94.4	$70.1
Adjusted FFO(1)	$70.3	$61.8	$96.0	$79.6
FFO per diluted share/unit(1)	$0.72	$0.65	$0.99	$0.82
Adjusted FFO per diluted share/unit(1)	$0.73	$0.72	$1.00	$0.93
Net income attributable to common shareholders	$35.2	$24.8	$27.8	$8.7
Net income attributable to common shareholders per diluted share	$0.37	$0.29	$0.29	$0.10

Portfolio excluding Park Central Hotel
RevPAR	$191.00	$179.00	$162.98	$153.59
RevPAR growth	6.7%		6.1%
Hotel EBITDA Margin	37.4%		31.4%
Hotel EBITDA Margin growth	99bps		81bps

Entire Portfolio (Including Park Central Hotel)
RevPAR	$185.35	$183.69	$159.26	$156.36
RevPAR growth	0.9%		1.9%
Hotel EBITDA Margin	36.8%		30.7%
Hotel EBITDA Margin growth	-17bps		-3bps

(1) See tables later in press release, which list adjustments that reconcile net income to earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA, funds from operations ("FFO"), FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA. EBITDA, adjusted EBITDA, FFO, FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income later in this press release.

Second Quarter Highlights

Results excluding Park Central Hotel (see Park Central and WestHouse Update below)

▪
RevPAR excluding Park Central Hotel: Room revenue per available room (“RevPAR”) for the quarter ended June 30, 2013 increased 6.7 percent to $191.00, as a result of a 4.9 percent increase in occupancy to 86.6 percent and a 1.8 percent increase in average daily rate (“ADR”) to $220.52.

▪	Hotel EBITDA Margin excluding Park Central Hotel: The Company's hotel EBITDA margin for the second quarter was 37.4 percent, a 99 basis point improvement compared to the comparable prior year period.

Entire Portfolio Results

▪
RevPAR: RevPAR for the quarter ended June 30, 2013 increased 0.9 percent to $185.35, as a result of a 1.3 percent increase in ADR to $221.88 partially offset by a 0.4 percent decrease in occupancy to 83.5 percent.

▪	Hotel EBITDA Margin: The Company's hotel EBITDA margin for the second quarter was 36.8 percent, a 17 basis point decrease compared to the comparable prior year period.

▪
Adjusted EBITDA: The Company's adjusted EBITDA was $93.1 million, an increase of 9.1 percent over the second quarter of 2012. During the second quarter of 2013, the Company's financial results were impacted by $6.7 million of EBITDA displacement from the Park Central and WestHouse renovation project.

▪
Adjusted FFO: The Company generated second quarter adjusted FFO of $70.3 million, or $0.73 per diluted share/unit, compared to $61.8 million or $0.72 per diluted share/unit for the comparable prior year period.

▪	Capital Markets: The Company completed the following capital markets activities during the second quarter of 2013:

•	On April 5, 2013, the Company redeemed 4,000,000 shares, or $100.0 million of the 6,348,888 outstanding 7.25% Series G Preferred Shares.

•
On June 3, 2013, the Company retired the $59.8 million mortgage secured by Hotel Solamar. The mortgage carried an interest rate of 5.49 percent and the Company funded the mortgage payoff with proceeds from its senior unsecured credit facility, which has a current interest rate of 1.95 percent.

•	During the quarter, the Company sold 721,706 common shares through its ATM program at an average net price of $27.29 per share for net proceeds of $19.7 million.

▪	Capital Investments: The Company invested $39.9 million of capital in its hotels, most of which pertained to the continuation of the Park Central Hotel and Westhouse renovation in New York City.

▪	Dividends: On June 14, 2013, the Company declared a second quarter 2013 dividend of $0.20 per common share of beneficial interest.

Common Dividend

▪	The Company's Board of Trustees has declared that it has increased the quarterly common dividend in the third quarter 2013 by 40 percent to $0.28 per share, an annualized rate of $1.12 per share.

“We are very excited to announce these strong results and to announce an increase in the common dividend,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “Our portfolio's RevPAR, adjusted EBITDA, and adjusted FFO were all at the high end of our expectations. The combination of strong results year-to-date and our solid outlook for the remainder of the year have contributed to the Company's decision to increase the midpoints of our full year adjusted EBITDA and adjusted FFO outlook and the Board's decision to substantially increase the dividend to an annualized rate of $1.12 per share in the third quarter.”

Year-to-date Highlights

Excluding the Park Central Hotel, for the six months ended June 30, 2013, RevPAR increased 6.1 percent to $162.98, with occupancy growth of 4.2 percent to 79.4 percent and ADR improvement of 1.9 percent to $205.38. The Company's hotel EBITDA margin excluding the Park Central Hotel was 31.4 percent, an increase of 81 basis points compared to the comparable prior year period. The Company invested $56.1 million of capital in the entire portfolio including the Park Central Hotel during the six months ended June 30, 2013.

Park Central and WestHouse Update

As previously disclosed, the Company is renovating its Park Central Hotel in New York City. The project consists of the full renovation and splitting of the original 934-room Park Central Hotel into two distinct hotels: the newly renovated 761-room Park Central Hotel and the upgraded 172-room premium WestHouse.

The Park Central Hotel portion of the renovation is substantially complete, as all 761 of the Park Central Hotel rooms have been newly renovated. The lobby of the Park Central Hotel will be open in a few days, as the front of the lobby will be complete, while the rear portion of the space will be completed between August and September. The Company remains on schedule to complete the WestHouse renovation between September and November. EBITDA displacement on the entire project during the second quarter was $6.7 million. The Company's expectation for full year EBITDA displacement related to the entire project is $9.0 to $12.0 million. The renovation remains on track for a project cost within the range of $60.0 to $70.0 million.

Balance Sheet

As of June 30, 2013, the Company had total outstanding debt of $1.2 billion, including $180.0 million outstanding on its senior unsecured credit facility. Total net debt to trailing 12 month Corporate EBITDA (as defined in the Company's senior unsecured credit facility) was 4.1 times as of June 30, 2013 and its fixed charge coverage ratio was 3.2 times. For the second quarter, the Company's weighted average interest rate was 4.2 percent. As of June 30, 2013, the Company had $15.1 million of cash and cash equivalents on its balance sheet and capacity of $593.0 million available on its credit facilities.

2013 Third Quarter Outlook

The Company expects third quarter RevPAR, excluding the Park Central Hotel, to increase 2.5 percent to 4.5 percent. The Company expects its portfolio, including the Park Central Hotel, to generate adjusted EBITDA of $85.0 million to $88.0 million and adjusted FFO per share/unit of $0.64 to $0.68.

2013 Outlook

The Company is updating its 2013 outlook. The revised outlook excludes any future acquisitions or equity issuances for the remainder of 2013. The Company's revised financial expectations for 2013 are as follows:

	Current Outlook
	Low-end	High-end
	($'s in millions except per share/unit data)
Excluding Park Central Hotel
RevPAR growth	4.5%	6.0%
Hotel EBITDA Margins	32.0%	32.5%
Hotel EBITDA Margin Change	50 bps	100 bps

Including Park Central Hotel
RevPAR growth	1.5%	3.0%
Hotel EBITDA Margins	32.0%	32.5%
Hotel EBITDA Margin Change	0 bps	50 bps

Entire Portfolio (Including Park Central Hotel)
Adjusted EBITDA	$285.0	$295.0
Adjusted FFO	$204.5	$214.0
Adjusted FFO per diluted share/unit	$2.13	$2.23
Income Tax Expenses	$4.5	$5.5

Capital Investments
Portfolio Excluding Park Central	$70.0	$75.0
Park Central	$60.0	$70.0
Portfolio Including Park Central	$130.0	$145.0

Earnings Call

The Company will conduct its quarterly conference call on Thursday, July 18, 2013 at 10:00 AM EDT. To participate in the conference call, please dial (888) 219-1420. Additionally, a live webcast of the conference call will be available through the Company's website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 40 hotels and a mezzanine loan secured by two hotels in Santa Monica, CA. The properties are upscale, full-service hotels, totaling more than 10,600 guest rooms in 13 markets in 9 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about the renovation of the Park Central Hotel and Westhouse, outlook for RevPAR, adjusted FFO, adjusted EBITDA and derivations thereof and the Company's outlook for capital investments. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company's dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company's Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
# # #
Additional Contacts:
Bruce Riggins or Kenneth Fuller, LaSalle Hotel Properties - (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Hotel operating revenues:
Room	$179,089	$167,186	$306,077	$281,878
Food and beverage	65,529	58,787	115,375	103,402
Other operating department	16,328	14,839	29,712	26,695
Total hotel operating revenues	260,946	240,812	451,164	411,975
Other income	2,614	1,283	4,100	2,439
Total revenues	263,560	242,095	455,264	414,414
Expenses:
Hotel operating expenses:
Room	42,294	38,688	79,878	72,541
Food and beverage	42,681	39,475	79,985	73,737
Other direct	5,998	5,558	11,020	10,184
Other indirect	59,189	55,152	112,924	103,193
Total hotel operating expenses	150,162	138,873	283,807	259,655
Depreciation and amortization	33,427	31,279	66,548	61,431
Real estate taxes, personal property taxes and insurance	12,780	10,865	25,134	21,676
Ground rent	2,791	2,210	5,286	3,986
General and administrative	5,564	4,849	10,711	9,463
Acquisition transaction costs	0	307	0	3,901
Other expenses	1,528	918	2,169	1,469
Total operating expenses	206,252	189,301	393,655	361,581
Operating income	57,308	52,794	61,609	52,833
Interest income	2,395	16	4,764	26
Interest expense	(13,763)	(12,503)	(27,780)	(24,281)
Income before income tax (expense) benefit	45,940	40,307	38,593	28,578
Income tax (expense) benefit	(4,934)	(4,969)	83	(1,977)
Net income	41,006	35,338	38,676	26,601
Net income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	(8)	0	(8)	0
Noncontrolling interests of common units in Operating Partnership	(135)	(130)	(135)	(108)
Net income attributable to noncontrolling interests	(143)	(130)	(143)	(108)
Net income attributable to the Company	40,863	35,208	38,533	26,493
Distributions to preferred shareholders	(4,107)	(5,999)	(9,172)	(13,401)
Issuance costs of redeemed preferred shares	(1,566)	(4,417)	(1,566)	(4,417)
Net income attributable to common shareholders	$35,190	$24,792	$27,795	$8,675

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income - Continued
(in thousands, except share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Earnings per Common Share - Basic:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.37	$0.29	$0.29	$0.10
Earnings per Common Share - Diluted:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.37	$0.29	$0.29	$0.10
Weighted average number of common shares outstanding:
Basic	95,465,464	85,451,978	95,316,742	84,975,917
Diluted	95,630,066	85,617,851	95,473,859	85,137,833

Comprehensive Income:
Net income	$41,006	$35,338	$38,676	$26,601
Other comprehensive income (loss):
Unrealized gain (loss) on interest rate derivative instruments	11,081	(4,695)	12,600	(4,695)
Comprehensive income	52,087	30,643	51,276	21,906
Comprehensive income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	(8)	0	(8)	0
Noncontrolling interests of common units in Operating Partnership	(169)	(114)	(174)	(92)
Comprehensive income attributable to noncontrolling interests	(177)	(114)	(182)	(92)
Comprehensive income attributable to the Company	$51,910	$30,529	$51,094	$21,814

LASALLE HOTEL PROPERTIES
FFO and EBITDA
(in thousands, except share/unit data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income attributable to common shareholders	$35,190	$24,792	$27,795	$8,675
Depreciation	33,322	31,135	66,333	61,147
Amortization of deferred lease costs	86	88	174	174
Noncontrolling interests:
Noncontrolling interests in consolidated entities	8	0	8	0
Noncontrolling interests of common units in Operating Partnership	135	130	135	108
FFO	$68,741	$56,145	$94,445	$70,104
Pre-opening expenses	258	801	548	926
Preferred share issuance costs	1,566	4,417	1,566	4,417
Acquisition transaction costs	0	307	0	3,901
Non-cash ground rent	327	114	654	228
Mezzanine loan discount amortization	(617)	0	(1,208)	0
Adjusted FFO	$70,275	$61,784	$96,005	$79,576
Weighted Average number of common shares and units outstanding:
Basic	95,761,764	85,748,278	95,613,042	85,272,217
Diluted	95,926,366	85,914,151	95,770,159	85,434,133
FFO per diluted share/unit	$0.72	$0.65	$0.99	$0.82
Adjusted FFO per diluted share/unit	$0.73	$0.72	$1.00	$0.93

	For the three months ended		For the six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income attributable to common shareholders	$35,190	$24,792	$27,795	$8,675
Interest expense	13,763	12,503	27,780	24,281
Income tax expense (benefit)	4,934	4,969	(83)	1,977
Depreciation and amortization	33,427	31,279	66,548	61,431
Noncontrolling interests:
Noncontrolling interests in consolidated entities	8	0	8	0
Noncontrolling interests of common units in Operating Partnership	135	130	135	108
Distributions to preferred shareholders	4,107	5,999	9,172	13,401
EBITDA	$91,564	$79,672	$131,355	$109,873
Pre-opening expenses	258	801	548	926
Preferred share issuance costs	1,566	4,417	1,566	4,417
Acquisition transaction costs	0	307	0	3,901
Non-cash ground rent	327	114	654	228
Mezzanine loan discount amortization	(617)	0	(1,208)	0
Adjusted EBITDA	$93,098	$85,311	$132,915	$119,345
Corporate expense	7,805	5,544	14,211	10,814
Interest and other income	(4,531)	(1,299)	(8,386)	(2,465)
Hotel level adjustments, net	(252)	5,709	(588)	9,008
Hotel EBITDA	$96,120	$95,265	$138,152	$136,702
With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.
Hotel EBITDA includes all properties owned as of June 30, 2013 for the Company's period of ownership in 2013 and the comparable period in 2012.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results
(in thousands)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Room	$179,089	$177,466	$306,077	$301,670
Food and beverage	65,529	64,579	115,375	115,646
Other	16,310	15,377	29,108	28,028
Total hotel revenues	260,928	257,422	450,560	445,344

Expenses:
Room	42,294	40,724	79,878	77,226
Food and beverage	42,681	43,038	79,985	81,907
Other direct	5,838	5,801	10,797	10,788
General and administrative	18,609	18,223	36,333	35,286
Sales and marketing	16,140	15,877	31,232	30,832
Management fees	9,500	8,953	14,908	14,101
Property operations and maintenance	7,991	8,297	16,131	16,389
Energy and utilities	6,004	6,285	12,164	12,397
Property taxes	11,623	10,697	22,891	21,582
Other fixed expenses	4,128	4,262	8,089	8,134
Total hotel expenses	164,808	162,157	312,408	308,642

Hotel EBITDA	$96,120	$95,265	$138,152	$136,702
Note:
This schedule includes operating data for the three and six months ended June 30, 2013 for all properties owned by the Company as of June 30, 2013. Palomar DC, L'Auberge and Liberty are shown in 2012 for their comparative period of ownership in 2013. Hotel EBITDA margin is calculated by dividing hotel EBITDA for the period by the total hotel revenues for the period.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Total Portfolio
Occupancy	83.5%	83.9%	77.5%	77.9%
Decrease	(0.4)%		(0.5)%
ADR	$221.88	$219.00	$205.49	$200.65
Increase	1.3%		2.4%
RevPAR	$185.35	$183.69	$159.26	$156.36
Increase	0.9%		1.9%

Note:
This schedule includes operating data for all properties owned as of June 30, 2013 for the Company's period of ownership in 2013 and the comparable period in 2012.

Non-GAAP Financial Measures
FFO, EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company's performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company's operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties, impairment write-downs and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.
FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company's liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company's operating performance.
Adjusted FFO and Adjusted EBITDA
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.